UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)   January 5, 2006
A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3550 West Market Street, Akron, Ohio	44333

(Address of principal executive offices)	(Zip Code)
(330) 666-3751

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
     On January 5, 2006, the Board of Directors (the “Board”) of A. Schulman, Inc. (the “Company”) unanimously appointed David G. Birney as a Director to fill a vacancy on the Board. Mr. Birney was appointed as a Class I director with a term expiring at the 2008 annual meeting of the Company’s shareholders. Mr. Birney is currently the President and Chief Executive Officer of Solvay America Inc., a Houston based chemicals and plastics company, and plans to retire from those positions on March 31, 2006. At this time, it is not expected that Mr. Birney will be appointed to any committees of the Board.
     Mr. Birney was appointed by the Board with the approval of a group of investors led by Barington Capital Group, L.P. (such entities, collectively, the “Barington Group”) as contemplated by the Agreement, dated October 21, 2005 (the “Agreement”), by and among the Company and the Barington Group. A copy of the Agreement was attached to a Current Report on Form 8-K filed by the Company on October 24, 2005.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (c) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated January 11, 2006.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.
By:	/s/ Robert A. Stefanko

Robert A. Stefanko Vice President — Finance and Administration
Date: January 11, 2006

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